SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 14, 2005


                                SYSCO CORPORATION
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

        1-06544                                        74-1648137
(Commission File Number)                     (IRS Employer Identification No.)

                 1390 Enclave Parkway, Houston, Texas 77077-2099
          (Address of principal executive offices, including zip code)

                                 (281) 584-1390
              (Registrant's telephone number, including area code)

                        --------------------------------
          (Former name or former address, if changed since last report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14A-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Separation Agreement and Mutual Release

As further described under Items 1.02 and 5.02 below, and in the press release filed as an exhibit hereto, the contents of which are incorporated herein by reference, on June 14, 2005, Mr. Tom Lankford, the President and Chief Operating Officer of Sysco Corporation ("SYSCO"), and SYSCO entered into a Separation Agreement and Mutual Release (the "Agreement") under which Mr. Lankford is retiring from his positions as President and Chief Operating Officer as of July 2, 2005, and from all other officer and director positions with SYSCO and its affiliates. The Agreement amends his Executive Severance Agreement, which remains in effect as so amended. By law, Mr. Lankford has the right to revoke the Agreement within 7 days after signing the Agreement, and the Agreement does not become binding until that time has elapsed. Set forth below is a description of the material terms of the Agreement.

Date of Termination. Mr. Lankford has agreed to remain employed by SYSCO and available to assist its Board of Directors until October 1, 2005, at which time he will resign from all employment from SYSCO. Until October 1, 2005, Mr. Lankford will continue to receive his base salary and other benefits at current levels.

Post-Termination   Benefits.   The  Agreement  amends  his  Executive  Severance
Agreement to provide Mr. Lankford with the right to receive the following termination benefits and payments:

     1.   Accrued Vacation Time.

          On October 1, 2005 (the "Separation Date") Mr. Lankford will receive a cash lump sum payment, not to exceed $72,115.25, for all of his earned, but not taken vacation days in 2005 through the Separation Date.

     2.   Severance.

          On  the  Separation   Date,  in  satisfaction  of  SYSCO's   severance
     obligations under the Severance Agreement, Mr. Lankford will receive the following amounts:

          o $1.5 million, which is 24 months of Mr. Lankford's monthly base salary;
          o Two times the greater of (a) Mr. Lankford's average annual bonus for the 5 fiscal years 2001 to 2005, or (b) Mr. Lankford's average annual bonus for the 5 fiscal years 2000 to 2004 ;
          o an amount equal to 24 months of the monthly cost to Mr. Lankford for continued coverage under SYSCO's group health plans under COBRA, not to exceed $30,669; and
          o    an additional payment of $810,606.

     3.   2005 Bonus.

          When bonuses, if any, are paid for fiscal year 2005 under SYSCO's 2000 Management Incentive Plan ("MIP"), Mr. Lankford will receive a bonus equal to the amount earned under the MIP based on Company performance. Mr. Lankford's existing election to defer receipt 40% of any MIP bonus will be applied to this bonus payment, and Mr. Lankford will be entitled to receive a matching contribution into the Executive Deferred Compensation Plan equal to 10% of the amount of such bonus. Mr. Lankford's existing election to receive 40% of any MIP bonus in stock will also be applied to this bonus payment, and Mr. Lankford will receive a matching stock distribution equal to 50% of the number of shares so elected, plus the additional cash bonus provided for under the MIP.


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     4.   Medical, Dental and Vision Coverage.

          Mr. Lankford's regular coverage under SYSCO's medical, dental and vision plans will end as of October 31, 2005. SYSCO will provide Mr. Lankford, Mr. Lankford's spouse and eligible dependents continued coverage through COBRA under its applicable group health plans for a period of 18 months beginning November 1, 2005, subject to Mr. Lankford's election to participate and payment of the applicable premium. Following the 18-month period, Mr. Lankford will be eligible for continued coverage for his spouse and dependents under SYSCO's Early Retiree Healthcare Plan until age 65.

     5.   Life Insurance and Disability Coverage.

          Mr. Lankford's coverage under SYSCO's group life plan will continue through October 31, 2005. Mr. Lankford may purchase conversion coverage at his election. Coverage under SYSCO's disability plan will cease as of the Separation Date.

     6.   SERP Benefits.

          For purposes of the Company's Supplemental Executive Retirement Plan ("SERP"), Mr. Lankford shall be deemed to be age 62 with 25 years of service and shall be considered fully vested in his SERP benefits. Payment of benefits shall commence beginning on the date 6 months following the Separation Date (the "Delayed Starting Date").

     7.   Executive Deferred Compensation Plan.

          For purposes of SYSCO's Executive Deferred Compensation Plan ("EDCP"), Mr. Lankford will be deemed age 60 and will be considered fully vested in his entire account balance, including the amount credited to the EDCP as a matching contribution with respect to Mr. Lankford's fiscal year 2005 MIP bonus payout. Mr. Lankford's final EDCP balance will be increased by the contribution payable with respect to his fiscal year 2005 MIP bonus payout and the associated matching contribution, plus the value of any earnings to be credited to his account. Following the Separation Date, Mr. Lankford will be entitled to receive a distribution of his account balance in the form previously elected, with any installment payments beginning as of the Delayed Starting Date, to the extent required under Section 409A of the Internal Revenue Code. In the event other EDCP participants are given the opportunity to change payout elections consistent with Section 409A, similar opportunities will be offered to Mr. Lankford.

     8.   Qualified Savings and Pension Plans.

          Mr. Lankford will be entitled to his vested benefits under the SYSCO Corporation Employees' 401(k) Plan and SYSCO Corporation Retirement Plan in accordance with the terms of such plans.

     9.   Stock Options.

          Each stock option previously granted to Mr. Lankford by SYSCO and outstanding on the Separation Date will continue to vest and become exercisable in accordance with its original terms. Mr. Lankford will not be deemed to be age 60 for the purpose of vesting any option.


     10.  Restricted Stock.

          Mr. Lankford's termination will be treated as a retirement for purposes of his restricted shares held under the MIP. Accordingly, all contractual restrictions under the MIP on Mr. Lankford's shares of restricted stock held under the MIP will lapse as of the Separation Date. In addition, all contractual restrictions on any shares credited pursuant to Mr. Lankford's stock election under the MIP for fiscal year 2005 will lapse upon the Separation Date.


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     11.  Cash Performance Units.

          Mr. Lankford's termination will be treated as a "Retirement" for purposes of the LTICP, and he will be entitled to payment at the end of the relevant Performance Period based on actual Company performance.


     12.  Legal Fees.

          SYSCO will also reimburse Mr. Lankford for the actual cost incurred in connection with the preparation and review of the Agreement by Mr. Lankford's legal advisors, up to a maximum of $20,000.

     13.  Miscellaneous.

     The Company will provide Mr. Lankford with reasonable administrative support through the Separation Date and will continue to maintain his Company email account and Blackberry service subscription for a period of two years following the Separation Date. Mr. Lankford shall be entitled to retain his Blackberry pda device during such period.

     14.  American Jobs Creation Act of 2004.

     The Company and Executive both agree to use reasonable best efforts to cause any non-qualified deferred compensation to be paid to Executive by the Company to comply with the provisions of Section 409A of the Internal Revenue Code. The parties agree that in the event subsequent guidance requires any amendments to this Agreement to maintain compliance with Section 409A, the parties will negotiate in good faith to make such amendments as may be necessary to maintain such compliance. In addition, the Company agrees that it will use its reasonable best efforts to maintain the Company deferred compensation plans and arrangements in compliance with Section 409A (to the extent applicable to Executive) so as to avoid the imposition of an excise tax on Executive pursuant to such Section.

     In exchange, Mr. Lankford has agreed to certain covenants prohibiting competition, solicitation of employees and disparagement, Mr. Lankford has provided SYSCO with customary releases and acknowledgements, and SYSCO has released Mr. Lankford from any claims it may have related to events which are currently known to it. Mr. Lankford and SYSCO have also indemnified one another with respect to claims subject to the releases.

The previous terms of Mr. Lankford's severance agreement with SYSCO are described under the heading, "Severance Agreements," in SYSCO's proxy statement for its annual meeting of shareholders held November 12, 2004, which description is incorporated by reference herein. The severance agreement and Mr. Lankford's other agreements with SYSCO are also filed as exhibits to SYSCO's Form 10-K for the fiscal year ended July 3, 2004 and subsequent 10-Qs. There are no material relationships between Mr. Lankford and SYSCO other than Mr. Lankford's positions with SYSCO and on the Board, his ownership of Company securities, and as otherwise disclosed in SYSCO's most recently filed proxy statement and periodic reports filed with the SEC under the Securities Exchange Act of 1934.



ITEM 1.02.  TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

The contents of Item 1.01 and Item 5.02 of this Form 8-K are incorporated herein by reference. There are no early termination penalties incurred by SYSCO on account of Mr. Lankford's retirement apart from the severance benefits discussed under Item 1.01 above. Certain agreements between Mr. Lankford and SYSCO,


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including  provisions regarding severance and other  post-termination  benefits, restrictive covenants and indemnification provisions, survive Mr. Lankford's departure from SYSCO.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

As stated under Items 1.01 and 1.02 above, the contents of which are incorporated herein by reference, on June 14, 2005, Mr. Lankford and SYSCO agreed upon the terms of a Separation Agreement and Mutual Release under which he will retire as President and Chief Operating Officer, and resign from the Board of Directors. Effective July 2, 2005, Richard Schnieders, the Company's Chairman and Chief Executive Officer, will assume the position of President, as well as retaining his current duties.


ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Financial Statements of Businesses Acquired.

         Not applicable.

     (b) Pro Forma Financial Information.

         Not applicable.

     (c) Exhibits.

         Exhibit Number              Description
         --------------              -----------
         99.1*                       Press Release dated June 15, 2005






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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, SYSCO has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  SYSCO CORPORATION



Date:  June 15, 2005              By: /s/ Michael C. Nichols
                                     -------------------------------------
                                     Name:  Michael C. Nichols
                                     Title: Vice President, General Counsel and
                                            Corporate Secretary




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                                  EXHIBIT INDEX



Exhibit Number             Description                                   Page
--------------             -----------                                   ----
99.1                       Press Release dated June 15, 2005               8




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